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                       Consent of Independent Accountants





We consent to the inclusion in this Registration Statement of Anesta Corp. on Form S-8 of our report, which includes an explanatory paragraph that refers to a change in accounting for external legal costs related to patents, as discussed in Note 3 to the financial statements, dated February 11, 1998, on our audits of the financial statements of Anesta Corp.







/s/ PricewaterhouseCoopers LLP



Salt Lake City, Utah
February 8, 1999